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                                                              EXHIBIT 10(v)(iii)




                               AMENDMENT TO LEASE



        THIS AMENDMENT TO LEASE ("Amendment") is made this 29th day of December, 1997, by and between University Research Park Facilities Corp., a Wisconsin non-stock corporation, having its principal office located at 1265 WARF Building, 610 Walnut Street, Madison, Wisconsin 53705 (hereinafter referred to as "Landlord") and Novagen, Inc., a Wisconsin corporation, having an office located at 597 Science Drive, Madison, Wisconsin 53711 (hereinafter referred to as "Tenant").


                                    RECITALS

        A. On December 5, 1996, University Science Center Partnership, a Wisconsin general partnership as landlord, entered into a Lease Agreement (the "Lease Agreement") with Tenant for approximately 18,032 square feet of space in buildings located at 601 and 597 Science Drive, Wisconsin 53711.

        B. Effective June 30, 1997, University Science Center Partnership assigned all of its right, title and interest in the Lease Agreement to University Research Park Facilities Corp.

        C. Landlord and Tenant wish to modify certain provisions of the Lease Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the following amendments to the Lease Agreement are hereby agreed to, effective January 15, 1998 (the "Effective Date").

        1. Section 1.1 of the Lease Agreement is hereby amended to provide that effective January 15, 1998, the Leased Premises shall include the 1982 square feet of space located at 597 Science Drive, Suite B, Madison, Wisconsin. The location of such additional space is depicted on the floor plan attached as Exhibit B-2, page 2.

        2. The additional space (597 Science Drive, Suite B) is being leased to Tenant in "as-is" condition.

        3. Annual base rent for such space shall be $13.80 per square foot and shall increase in accordance with the terms of the Lease Agreement.

        4. Tenant acknowledges that another tenant, PanVera Corporation, has a current need for the 1,982 square feet of space known as 597 Science Drive, Suite B and Tenant does not have an immediate need for such space but desires to protect its right to expand into contiguous space. Therefore, Tenant agrees that Landlord shall have the right to lease such space to PanVera until such time as Tenant has a need for such space. It is anticipated that Tenant may have a need for this space on or about July 1, 1998. Therefore, Tenant shall have





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the right to elect to occupy such space as of July 1, 1998, and if it does not so elect, shall have the right to elect to occupy such space at six-month intervals thereafter. Tenant must provide Landlord and PanVera with written notice of its election to occupy such space 90 days prior to such dates in order to take occupancy on such dates. In the event Tenant elects to occupy such space, Landlord shall so notify PanVera and PanVera shall, upon receipt of written notice, vacate such space as of the date indicated in such notice. Tenant shall not be responsible for payment of rent or any other amounts relating to such space and shall have no obligations or liabilities as to such space until such time as Tenant takes occupancy thereof. In addition, in the event Tenant has not notified Landlord of its election to occupy such space and PanVera vacates such space, Tenant shall be responsible for payment of all amounts with respect to such space, including rent as above set forth, as of the date PanVera vacates, and Tenant shall have the right to occupy such space as of the date PanVera vacates.

        5. Landlord represents that it has included terms and conditions in a lease with PanVera which require PanVera to vacate the space which is the subject of this Amendment, upon receipt of the notice described in the preceding paragraph.

        6. Exhibit B-2 attached to the Lease Agreement is hereby supplemented with the Exhibit B-2, page 2 attached hereto.

        7. All other terms and conditions of the Lease Agreement shall remain unchanged, and are hereby ratified and confirmed.


LANDLORD:    UNIVERSITY RESEARCH PARK FACILITIES CORP.

             By:  /s/ WAYNE F. MCGOWN
                 -----------------------------------------------
                 Wayne F. McGown, Assistant Secretary/Treasurer


TENANT:      NOVAGEN,  INC.

             By:  /s/ ROBERT MIERENDORF
                 -----------------------------------------------
                      Robert Mierendorf, President





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